Exhibit 10.9(d)




                                ESCROW AGREEMENT
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     This Escrow Agreement (the "Agreement") is entered into as of
                            , 1996 by and among Sterigenics International, a
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California corporation ("Purchaser"), RTI Inc., a New York corporation
("Seller"), and the Escrow Agent named herein.

                                    RECITALS
                                    --------

     A. Purchaser and Seller have entered into an Asset Acquisition Agreement dated as of February 26, 1996 (the "Asset Agreement"). Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Asset Agreement.

     B. The Asset Agreement provides for Eight Hundred Thousand Dollars ($800,000) of the Consideration (the "Escrow Amount") to be placed in an escrow account (the "Escrow Account") to secure certain obligations to Purchaser under the Asset Agreement on the terms and conditions set forth therein and herein.

     C. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Amount will be deposited, held in, and disbursed from the Escrow Account.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Escrow.
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          (a)  Escrow of Escrow Amount.  The Escrow Amount will be held in
               -----------------------
escrow by Lowenstein, Sandler, Kohl, Fisher & Boylan, (the "Escrow Agent"), located at 65 Livingston Avenue, Roseland, New Jersey 07068-1791, as collateral for obligations of Seller under Article XI of the Asset Agreement, until such Escrow Amount is to be released pursuant to the terms of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Amount and to hold such Escrow Amount in escrow subject to the terms and conditions of this Agreement.

          (b)  Claims Under Indemnity Obligations.   The parties agree that the
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Escrow Amount will be partial security for the obligations of Seller under
Article XI of the Asset Agreement. Promptly after the receipt by Purchaser of notice or discovery of any Claim giving rise to rights under Section 11.2 of the Asset Agreement, Purchaser will give the Seller and the Escrow Agent written notice of such Claim in accordance with Section 3 hereof. Failure of Purchaser to furnish written notice to Seller of a Claim shall not release Seller from Seller's obligations hereunder, except to the extent Seller is prejudiced by such failure.

     2.   Deposit of Escrow Amount; Release from Escrow.
          ---------------------------------------------

          (a)  Delivery of Escrow Amount.  On the Closing Date, the Escrow
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Amount will be delivered by Purchaser to the Escrow Agent by certified check made payable to the Escrow Account.

          (b)  Distribution to Seller.  Promptly following the termination of
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the period in which Purchaser is entitled to make a claim for a Purchase Price
Adjustment, the Escrow Agent shall release from the Escrow Account to the Seller (the "First Release Date") an aggregate of Four Hundred Thousand Dollars ($400,000), less the amount of any outstanding claims for a Purchase Price Adjustment (the "First Release Amount"). Promptly following the resolution of any claim for a Purchase Price Adjustment, the Escrow Agent shall release from the Escrow Account (the "Second Release Date") to the Seller an aggregate of Four Hundred Thousand Dollars ($400,000), less (i) the First Release Amount and
(ii) the amount of any

Purchase Price Adjustment. On the six month anniversary of the Closing Date (the "Third Release Date"), the Escrow Agent shall release from the Escrow Account to the Seller the other Four Hundred Thousand Dollars ($400,000) of the Escrow Amount, less (i) any amounts delivered to Purchaser in satisfaction of Claims by Purchaser (other than Claims with respect to a Purchase Price Adjustment) and (ii) any amounts withheld with respect to any pending but unresolved Claims of Purchaser (each a "Released Amount").

          (c)  Release of Escrow Amount.  The Escrow Amount will be held by the
               ------------------------
Escrow Agent until required to be released pursuant to Section 2(b) above. Within three (3) business days after each of the First Release Date, the Second Release Date and the Third Release Date, the Escrow Agent will deliver to the Seller the Released Amount to be released on such date, together with interest accrued on such Released Amount. Amounts retained pursuant to Section 2(b)(ii) above shall be released to Seller within three (3) business days after the pending Claim corresponding to the retained amount is conclusively resolved, less any amounts delivered to Purchaser in satisfaction of such Claim.

          (d)  Investment of Escrow Account.  The Escrow Agent shall invest the
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Escrow Account as directed in writing by the Seller (or by Purchaser if the
Seller does not so direct) in any of the following:

               (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

               (ii) certificates of deposit or interest bearing accounts with banks or corporations endowed with trust powers having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

               (iii) commercial paper that at the time of investment is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc.;

               (iv) repurchase agreements with any bank or corporation described in clause (ii) fully secured by obligations described in clause (i);

               (v)  money market mutual funds; or

               (vi) as Purchaser and Seller mutually agree in writing.

                    The Escrow Agent will incur no liability with respect to the insolvency or other loss in value of any investments directed by either the Seller or the Purchaser.

          (e)  Interest.  Accrued interest on the Released Amounts shall be paid
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to the Seller on the Release Date.  Accrued interest on the balance of the
Escrow Amount due the Seller at the expiration of any period during which any Claims are contested pursuant to Section 4(b) below shall be paid to the Seller. Accrued interest on any amounts delivered to Purchaser in satisfaction of Claims by Purchaser shall be paid to Purchaser at the time such amount is delivered to Purchaser. The Seller certifies that its taxpayer identification number is 11-2163152 and the Purchaser certifies that its taxpayer identification number is 95-3323502.

          (f)  No Encumbrance.  No interest in the Escrow Account or any
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beneficial interest therein may be pledged, sold, assigned or transferred, other than by operation of law, by any party hereto or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any party hereto, prior to the delivery to the Seller of the Released Amounts by the Escrow Agent.




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
     3.   Notice of Claim.
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          (a)  Each notice of a Claim by Purchaser (the "Notice of Claim") shall be in writing to the Seller and the Escrow Agent and shall contain the following information to the extent it is reasonably available to Purchaser:

               (i) Purchaser's good faith estimate of the reasonably foreseeable maximum amount of the Claim; and

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the Claim.

          (b) Purchaser shall provide written notice of any third party claim which could result in a Notice of Claim promptly after Purchaser becomes aware of such third party claim. Purchaser agrees not to settle such claims without the prior written consent of Seller, which shall not be unreasonably withheld.

          (c) The Escrow Agent will not release any of the Escrow Amount held in the Escrow Account to Purchaser pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

     4.   Resolution of Notice of Claim and Transfer of Escrow Funds .  Any
          -----------------------------------------------------------
Notice of Claim received by Seller and the Escrow Agent pursuant to Section 3 above will be resolved as follows:

          (a)  Uncontested Claims.  In the event that the Seller does not
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contest a Notice of Claim in writing to the Escrow Agent and Purchaser or pay the amount demanded within thirty (30) calendar days after such Notice of Claim is deemed delivered pursuant to Section 6 below, the Escrow Agent will on the second business day following the expiration of such thirty (30) day period deliver to Purchaser an amount equal to the amount specified in the Notice of Claim and notify the Seller of such transfer.

          (b)  Contested Claims.  In the event that the Seller gives written
               ----------------
notice contesting all or a portion of a Notice of Claim to Purchaser and the Escrow Agent (a "Contested Claim") within the thirty (30) day period provided above, Seller and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to such Claim. If Seller and Purchasers should so agree, a memorandum setting forth such agreement (a "Memorandum of Agreement") shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such Memorandum of Agreement and distribute funds from the Escrow Fund in accordance with the terms thereof.

               If no such agreement can be reached after good faith negotiation, either Seller or Purchaser may demand arbitration of the matter as provided in
Section 13.15 of the Asset Agreement, unless the amount of the damage or loss is at issue in pending or threatened litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Seller and Purchaser agree to arbitration. Any portion of the Notice of Claim which is not contested by Seller and is for an agreed amount shall be resolved as set forth above in Section 4(a). The final resolution of any Contested Claim as provided above, including any decision of the arbitrator, shall be furnished to the Escrow Agent, the Seller and Purchaser in writing and will constitute a conclusive determination of the issue in question, binding upon the Seller and Purchaser and shall not be contested by any of them. After notice that the Notice of Claim is contested by the Seller, the Escrow Agent will continue to hold in the Escrow Account an Escrow Amount sufficient to cover such Claim (notwithstanding the expiration of a Release Date and subject to Released Amounts released prior to receipt by Seller and Escrow Agent of the Notice of Claim for such Contested Claim) until (i) execution of a settlement agreement by Purchaser and the Seller setting forth a




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
resolution of the Notice of Claim, or (ii) receipt of a copy of the final award of an arbitrator. Upon the receipt of any settlement agreement or final arbitrator's award, the Escrow Agent shall promptly deliver all amounts determined to be immediately due to the parties as a result of such settlement or award.

               For the purposes of this Section 4, in any arbitration hereunder in which any claim or the amount thereof stated in a Notice of Claim is at issue, Purchaser shall be deemed to be the non-prevailing party unless the arbitrators award Purchaser more than 50% of the amount in dispute, plus any amounts not in dispute; otherwise, Seller shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration hereunder shall pay its own expenses, the fees of each arbitrator, the administrative fee of AAA, and the expenses (including, without limitation, attorneys' fees and costs) incurred by the other party to the arbitration.

     5.   Limitation of Escrow Agent's Liability.
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          (a)  The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement or any agreement amendatory or supplemental hereto. In all questions arising under the Agreement, the Escrow Agent may rely on the advice or opinion of legal counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice or opinion, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

          (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 9 or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Purchaser will pay the Escrow Agent (subject to reimbursement from the Seller pursuant to Section 8 hereof) all costs, expenses and reasonable attorneys' fees and expenses expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5 (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of Section 8 hereof).

          (c) In consideration of its acceptance of the appointment as Escrow Agent, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses, incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity shall be paid by reason of the Escrow Agent's gross negligence or willful misconduct.

          (d) The Escrow Agent shall be under no obligation to deliver any instrument or documents to a court or take any other legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which, in Escrow Agent's opinion, would or might involve it in any cost, expense, loss or liability unless, as often as Escrow Agent may require, Escrow Agent shall be furnished with security and indemnity reasonably satisfactory to it against all such costs, expenses, losses or liability.




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
          (e) The Escrow Agent's obligations hereunder shall be as a depository only, and Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any notice, written instructions or other instrument furnished to it or deposited with it, or for the form of execution of any thereof, or for the identity, authority or rights of any person executing, furnishing or depositing same except to the extent of its gross negligence or willful misconduct.

          (f) The Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document reasonably believed by it to be genuine, and Escrow Agent may presume that any person purporting to give any notice or advice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

          (g) The Escrow Agent shall be entitled to consult with counsel in connection with its duties hereunder.

          (h) The terms and provisions of this Agreement shall create no right in any person, firm or corporation other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

          (i) The Escrow Agent has executed this Agreement solely in order to acknowledge receipt of the Escrow Amount and to confirm that Escrow Agent will hold same in escrow pursuant to the provisions of this Agreement.

          (j) The parties acknowledge that the Escrow Agent is also local counsel to Purchaser. Seller waives any objections to Escrow Agent's serving in the capacity of escrow agent hereunder. Purchaser agrees that it shall not be entitled to have the Escrow Agent serve as its legal counsel with respect to a dispute under this Agreement or with respect to Contested Claims.

     6.   Notices.  Any notice or other communication required or permitted to
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be given under this Agreement shall be in writing and will be deemed effective when delivered in person, on the first business day after sent by confirmed facsimile, if promptly confirmed in writing, on the third business day after the day on which mailed by first class mail from within the United States of America, or the first business day following delivery to a national courier service for overnight delivery to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this Section 6:

          If to Purchaser:                   With a copy to:
          Sterigenics International          Gunderson Dettmer Stough
          4020 Clipper Court                 Villeneuve Franklin &
          Fremont, CA 94538                  Hachigian, LLP
          Facsimile No.: (510) 770-1499      600 Hansen Way, Second Floor
          Attention: James F. Clouser        Palo Alto, CA 94304
                                             Facsimile No.: (415) 843-0314
                                             Attention: Carla S. Newell

          If to Seller:                      With a copy to:
          RTI Inc.                           Warshaw Burstein Cohen
          20 Peach Hill Road                 Schlesinger & Kuh, LLP
          Darien, CT  66820                  555 Fifth Avenue
          Attention: Theo Muller             New York, NY 10017
                                             Facsimile No.: (212) 972-9150
                                             Attention: Arthur Katz




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
          If to the Escrow Agent:
          Lowenstein, Sandler, Kohl, Fisher & Boylan
          65 Livingston Avenue
          Roseland, NJ 07068-1791
          Attn: Michael Rodburg

     7.   General.
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          (a)  Governing Law; Assigns.  This Agreement will be governed by and
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construed in accordance with the internal laws of the State of New Jersey without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          (b)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (c)  Entire Agreement.  Except as set forth in the Asset Agreement
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between Purchaser and Seller and the Ancillary Agreements, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d)  Waivers.  The observance of any term of this Agreement may be
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waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     8.   Expenses of Escrow Agent.  All fees and expenses of the Escrow Agent
          ------------------------
incurred in the ordinary course of performing its responsibilities hereunder will be paid by Purchaser upon receipt of a written invoice by Escrow Agent. Subject to the provisions of the last paragraph of Section 4(b), any fees, including, but not limited to, attorneys' fees (either paid to retained attorneys or amounts representing the value of legal services rendered to itself based upon its standard hourly rates), or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of the Escrow Amount or the validity of a Notice of Claim, will be paid fifty percent (50%) by Purchaser and fifty percent (50%) by Seller. Escrow fees shall be based on the standard hourly rate of the Escrow Agent. Seller's liability for the fees and expenses of the Escrow Agent may be paid by Purchaser and recovered as a Claim hereunder out of the Escrow Amount.

     9.   Successor Escrow Agent.  In the event the Escrow Agent becomes
          ----------------------
unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and shall be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than sixty (60) days' prior written notice of such a date when such resignation will take effect. Purchaser and Seller shall agree on a successor Escrow Agent prior to the expiration of such sixty (60) day period by giving written notice to the Escrow Agent. The Escrow Agent will promptly deliver the Escrow Amount remaining in the Escrow Account at such time to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 9, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     10.  Limitation of Responsibility; Notices.  The Escrow Agent's duties are
          -------------------------------------
limited to those set forth in this Agreement and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent hereunder.




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
     11.  Amendment.  This Agreement may be amended with the written consent of
          ---------
Purchaser, the Escrow Agent and the Seller, provided that if the Escrow Agent does not agree to an amendment agreed upon by Purchaser and the Seller, Purchaser and Seller shall appoint a successor Escrow Agent in accordance with
Section 9 above.

     12.  Miscellaneous.  The Escrow Agent may execute any of its powers or
          -------------
responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and shall be effective when executed by Purchaser, the Escrow Agent and the Seller.


STERIGENICS INTERNATIONAL


By:
   --------------------------------

Title:
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RTI INC.


By:
   --------------------------------

Title:
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ESCROW AGENT:

LOWENSTEIN, SANDLER, KOHL, FISHER & BOYLAN


By:
   --------------------------------

Title:
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